Exhibit 99.2

For Immediate Release

ARI Announces the Election of Dwight B. Mamanteo to Board of Directors

Brings deep Wall Street and automotive aftermarket experience to the Board

Milwaukee, Wis., June 10, 2013 - ARI Network Services (OTCBB: ARIS), a leading provider of website, software and data solutions that help dealers, distributors, and manufacturers Sell More Stuff!™, announced today that Dwight B. Mamanteo, of New York City, NY, has been elected to its Board of Directors. Mr. Mamanteo will serve until the company’s Annual Meeting in January 2014, at which time he will be subject to election by the shareholders.

Currently, Mr. Mamanteo is a Portfolio Manager at Wynnefield Capital, Inc., a private investment management firm. He is also a Director of MAM Software Group, Inc. (NasdaqCM: MAMS), a leading provider of innovative software and data solutions for a wide range of businesses, including automotive aftermarket. Prior to joining Wynnefield Capital, Mamanteo worked in the technology sector holding various positions with BEA Systems, VISA International, Ericsson, UNISYS, and as an independent consultant. Mr. Mamanteo has also served on the Board of Directors of CDC Software Corporation, a leading provider of Enterprise CRM and ERP software and EasyLink Services International Corporation, a leading global provider of on-demand electronic messaging and transaction services. Mr. Mamanteo holds an M.B.A. from the Columbia University Graduate School of Business and a B.Eng. in Electrical Engineering from Concordia University in Montreal, Quebec.

 “The addition of Dwight to our Board of Directors expands the Board’s Wall Street and automotive aftermarket experience,” said Roy W. Olivier, President and CEO of ARI. “In addition, Dwight’s experience with MAM Software’s recent listing on NASDAQ and help to increase their recent share price from $0.60 to over $4.00, will provide us with invaluable insight as we work to increase our own shareholder value. I look forward to working with him and am confident that his contributions will help us grow the business.”

“With nearly 20 years of experience investing and working with technology-related companies, Dwight will help strengthen our Board,” said Brian E. Dearing, ARI’s Chairman of the Board. “We are delighted to welcome Dwight as our newest independent member of the Board of Directors.”

“I’m excited to join ARI’s Board of Directors, and have the opportunity to be a part of ARI’s promising future,” said Mamanteo. “Roy and the ARI team have worked diligently to set the stage for continued success and expansion into new high-growth industries, including automotive aftermarket. I look forward to playing a role in helping our company achieve its full potential.”

About ARI

ARI Network Services, Inc. (“ARI”) (OTCBB: ARIS), creates award-winning software-as-a-service (“SaaS”) and data-as-a-service (“DaaS”) solutions that help equipment manufacturers, distributors and dealers in selected vertical markets Sell More Stuff!™ – online and in-store. Our innovative products are powered by a proprietary library of enriched original equipment and aftermarket content that spans more than 10.5 million active part and accessory SKUs, 469,000 models and $1.7 billion in retail product value.  We remove the complexity of selling and servicing new and used inventory, parts, garments, and accessories (“PG&A”) for customers in automotive tire and wheel, powersports, outdoor power equipment, marine, RV and white goods industries. More than 22,000 equipment dealers, 195 distributors and 140 manufacturers worldwide leverage our web and eCatalog platforms to Sell More Stuff!™.  For more information on ARI, visit www.investor.arinet.com.

Additional Information

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Follow @ARI_Net on Twitter: www.twitter.com/ARI_Net

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Become a fan of ARI on Facebook: www.facebook.com/ARINetwork

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Read more about ARI: www.investor.arinet.com/about-us

(Roy W. Olivier Photo: http://arinet.com/images/uploads/press_release_images/RoyWOlivier1.png)

(ARI Logo: http://arinet.com/images/uploads/press_release_images/NewLogoTransparency_Black.jpg)

Forward-Looking Statements

Certain statements in this news release contain "forward‐looking statements" regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933.  All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements.  These statements are based on current expectations, estimates, forecasts, and projects about the markets in which we operate and the beliefs and assumptions of our management.  Words such as  "expects," "anticipates," “targets,” “goals,” “projects”, “intends,” “plans,” "believes," “seeks,” “estimates,” “endeavors,” “strives,” “may,” or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward‐looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify.  Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.  Such risks and uncertainties include those related to the ongoing integration of our recently acquired businesses, as well as those factors described in Part 1A of the Company’s annual report on Form 10‐K for fiscal year ended July 31, 2012, and in Amendment No. 3 of our registration statement on Form S-1/A under “Risk Factors, filed with the Securities and Exchange Commission, and in subsequent filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward‐looking statements. The forward‐looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward‐looking statements. For more information, please refer to the Company’s filings with the Securities and Exchange Commission.

For More Information, contact
Darin Janecek, Chief Financial Officer, +1-414-973-4300, Darin.Janecek@arinet.com; or
Gregory V. Taylor, CFA, Three Part Advisors, +1-214-295-8370, gtaylor@threepa.com